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                                                                       EXHIBIT 6

[John Hancock Mutual Life Insurance Company Letterhead]


                                         April 21, 1997


Board of Directors
John Hancock Mutual Life Insurance Company

Members of the Board:

This opinion is furnished in connection with the filing of this Post-Effective Amendment to the Registration Statement on Form S-6 (File No. 33-75608) by John Hancock Mutual Life Insurance Company ("John Hancock") under the Securities Act of 1933, as amended, with respect to the scheduled premium variable life insurance policy under which amounts will be allocated by John Hancock to one or more of the subaccounts of John Hancock Mutual Variable Life Insurance Account UV ("Account"). The scheduled premium policy is described in the prospectus included in the amended Registration Statement.

The policy form was prepared under my direction, and I am familiar with the amended Registration Statement and exhibits thereto. In my opinion, the illustrations of death benefit, account value, surrender value, and accumulated premiums shown in the appendix of the scheduled premium prospectus included in the amended Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provisions of the policy. The policies have not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear disproportionately more favorable to a prospective purchaser of a policy for a standard risk nonsmoker male age 35, than to prospective purchasers of policies for a male at other ages or in another risk classification or for a female nor have the particular examples set forth in the illustrations been selected for the purpose of making this relationship more favorable.

I hereby consent to the filing of this opinion as an exhibit to the amended Registration Statement and to the use of my name relating to actuarial matters under the heading "Experts" in the prospectus.



                              /s/ Randi M. Sterrn
                              -----------------------------
                              Randi M. Sterrn FSA
                              Senior Associate Actuary